Exhibit 99.1

Investor Contacts:	Media Contacts:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(908) 927-1198

Allison Ryan
allison.ryan@bausch.com	Kristy Marks
(877) 354-3705 (toll free)	kristy.marks@bausch.com
(908) 927-0735	(908) 927-0683

Bausch + Lomb Announces First-Quarter 2022 Results

and Provides 2022 Guidance

•	First-Quarter 2022 Financial Results

o	Revenues of $889 Million

o	GAAP Net Income of $20 Million

o	Adjusted EBITDA (non-GAAP)[1] of $170 Million

•	Bausch + Lomb Commenced Trading Under “BLCO” Ticker

•	Reported Revenues Grew 1%, and Organic Revenues[1,2] Grew 5%

VAUGHAN, Ontario, June 8, 2022 – Bausch + Lomb Corporation, (NYSE/TSX: BLCO) (“Bausch + Lomb” or the “Company” or “we”), a leading global eye health company dedicated to helping people see better to live better, today announced its first-quarter 2022 financial results.

“In the first quarter, Bausch + Lomb delivered organic revenue1,2 growth, driven by our two largest segments, Vision Care and Surgical,” said Joseph C. Papa, chairman and CEO, Bausch + Lomb. “Bausch + Lomb has always stood at the forefront of cutting-edge scientific and technological optical advancements, and today we are more focused than ever on developing and offering new treatments to meet unmet eye health needs.”

“As we look to the future as a publicly traded company, we believe we are well positioned for growth in large, durable markets, driven by new products and megatrends, and we see many attractive opportunities for a pure-play eye health company,” continued Mr. Papa.

Bausch + Lomb Is Now Trading Under the Ticker “BLCO”

Bausch + Lomb began trading on the New York Stock Exchange and Toronto Stock Exchange under the ticker “BLCO” on May 6, 2022 and closed its initial public offering (“IPO”) on May 10, 2022. Bausch Health Companies Inc. (“Bausch Health” or “BHC”) expects to complete the spinoff of Bausch + Lomb following the expiry of customary lock-ups related to the IPO, achievement of target net leverage ratios and subject to market conditions and receipt of applicable shareholder and other necessary approvals.

[1]	This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the “Non-GAAP Information” section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the most directly comparable GAAP measure.

[2]	Organic growth/change, a non-GAAP ratio, is defined as a change on a period-over-period basis in reported revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations.

Select Company and Pipeline Highlights

•	Launched XIPERE®3 (triamcinolone acetonide injectable suspension), a therapy that uses the suprachoroidal space to treat patients suffering from macular edema associated with uveitis, in the United States

•	Bausch + Lomb INFUSE®/ULTRA® ONE DAY daily disposable silicone hydrogel contact lenses are now available in 24 countries, including recent launches in several European countries and in Malaysia

•	VYZULTA® (latanoprostene bunod ophthalmic solution), 0.024%, is now approved in 18 countries, including recent approvals in Bahrain and Lebanon

•	LUMIFY® (brimonidine tartrate ophthalmic solution 0.025%) is now approved in 6 countries, including recent approvals in Canada, Jordan and Lebanon

•	Launched Biotrue® Hydration Plus Multi-Purpose Solution in the United States

First-Quarter 2022 Revenue Performance

Total reported revenues were $889 million for the first quarter of 2022, as compared to $881 million in the first quarter of 2021, an increase of $8 million, or 1%. Foreign exchange had an unfavorable impact on revenues by $29 million in the first quarter of 2022. Revenue increased organically1,2 by approximately 5% compared to the first quarter of 2021.

Revenues by segment were as follows:

First-Quarter 2022

(in millions)	Three Months Ended March 31		Reported Change	Reported Change	Change at Constant Currency[1,4] (non-GAAP)	Organic Change[1,2] (non-GAAP)
	2022	2021
Total Bausch + Lomb Revenues	$889	$881	$8	1%	4%	5%

Vision Care	$560	$556	$4	1%	4%	4%
Surgical	$174	$162	$12	7%	11%	13%
Ophthalmic Pharmaceuticals	$155	$163	($8)	(5%)	(3%)	(3%)

Vision Care Segment

Vision Care segment revenues were $560 million for the first quarter of 2022, as compared to $556 million for the first quarter of 2021, an increase of $4 million, or 1%. Excluding the unfavorable impact of foreign exchange of $19 million, the segment increased organically1,2 by approximately 4% compared to the first quarter of 2021, primarily due to higher sales of LUMIFY® (brimonidine tartrate ophthalmic solution 0.025%), Biotrue® solutions franchise and Ocuvite® + PreserVision®, partially offset by decreased sales in the Contact Lens business driven by COVID-19 lockdowns in China that began in the first quarter of 2022.

Surgical Segment

Surgical segment revenues were $174 million for the first quarter of 2022, as compared to $162 million for the first quarter of 2021, an increase of $12 million, or 7%. Excluding the unfavorable impact of

[3]	In 2019, the Company acquired an exclusive license from Clearside Biomedical, Inc. for the commercialization and development of XIPERE® in the United States and Canada.

[4]	To assist investors in evaluating the Company’s performance, we have adjusted for changes in foreign currency exchange rates. Change at constant currency, a non-GAAP ratio, is determined by comparing 2022 reported amounts adjusted to exclude currency impact, calculated using 2021 monthly average exchange rates, to the actual 2021 reported amounts.

foreign exchange of $6 million and the impact of divestitures and discontinuations of $3 million, the segment increased organically1,2 by approximately 13% compared to the first quarter of 2021, primarily due to increased sales of implantables, consumables and intraocular lenses.

Ophthalmic Pharmaceuticals Segment

Ophthalmic Pharmaceuticals segment revenues were $155 million for the first quarter of 2022, as compared to $163 million for the first quarter of 2021, a decrease of $8 million, or 5%. Excluding the unfavorable impact of foreign exchange of $4 million, the segment decreased organically1,2 by approximately 3% compared to the first quarter of 2021, primarily due to generic erosion and a decrease in net realized pricing in the United States, partially offset by higher sales of key promoted brands and an increase in international sales.

Operating Results

Operating income was $54 million for the first quarter of 2022, as compared to $85 million for the first quarter of 2021, an unfavorable change of $31 million. The change was primarily driven by the Company’s investment in Selling, general and administrative (SG&A) expenses and R&D spending, as well as an increase in Cost of goods sold, partially offset by a decrease in amortization of intangible assets and an increase in revenues.

Net Income

Net income for the first quarter of 2022 was $20 million, as compared to $27 million for the first quarter of 2021, an unfavorable change of $7 million. The change was primarily due to the decrease in operating results noted above, partially offset by a favorable change in the Provision for income taxes.

Adjusted net income (non-GAAP)1 for the first quarter of 2022 was $85 million, as compared to $93 million for the first quarter of 2021, a decrease of $8 million.

Cash Flow from Operations

Cash flow from operations for the first quarter of 2022 was $3 million, as compared to $188 million for the first quarter of 2021, a decrease of $185 million. Cash flow from operations was negatively impacted in the first quarter of 2022 primarily by the timing of the settlement of certain intercompany balances between Bausch + Lomb and BHC that were collected by BHC in the first quarter of 2022 on behalf of Bausch + Lomb. The Company does not anticipate that these factors will have such a significant impact on cash flow from operations in future quarters.

Earnings Per Share

GAAP Earnings Per Share (“EPS”) and Adjusted EPS (non-GAAP)1 for the first quarter of both 2021 and 2022 have been calculated on a pro forma basis after giving effect to the IPO.

GAAP EPS Basic and Diluted for the first quarter of 2022 was $0.06, as compared to $0.08 for the first quarter of 2021. Adjusted EPS (non-GAAP)1 for the first quarter of 2022 was $0.24, as compared to $0.27 for the first quarter of 2021.

Adjusted EBITDA (non-GAAP)1

Adjusted EBITDA (non-GAAP)1 was $170 million for the first quarter of 2022, as compared to $198 million for the first quarter of 2021, a decrease of $28 million, primarily due to foreign exchange headwinds and the impact from the COVID-19 lockdown in China, partially offset by strong organic2 revenue growth.

2022 Financial Outlook5

Bausch + Lomb provided guidance for the full year of 2022 as follows:

•	Full-year revenue range of $3.75 – $3.80 billion, reflecting anticipated 4-5% organic[1,2] growth

•	Full-year Adjusted EBITDA (non-GAAP)[1] range of $740 – $780 million, reflecting approximately 5% base performance growth[6]

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP)1 to GAAP net income (loss) or of forward-looking organic growth1,2 to reported revenue growth, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. These amounts may be material and, therefore, could result in the projected GAAP measure or ratio being materially different or less than the projected non-GAAP measure or ratio. These statements represent forward-looking information and may not represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

Balance Sheet Highlights

•	Bausch + Lomb’s cash, cash equivalents and restricted cash were $190 million at March 31, 2022

•	Basic and diluted weighted average shares outstanding for the first quarter of 2022 were 350 million shares on a pro forma basis after giving effect to the IPO

Conference Call Details

Date:	Wednesday, June 8, 2022
Time:	8:00 a.m. ET
Webcast:	https://www.webcaster4.com/Webcast/Page/2883/45732
Participant Event Dial-in:	+1 (888) 506-0062 (North America) +1 (973) 528-0011 (International)
Participant Access Code:	535779
Replay Dial-in:	+1 (877) 481-4010 (North America) +1 (919) 882-2331 (International)
Replay Passcode:	45732 (replay available until June 22, 2022)

About Bausch + Lomb

Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from the moment of birth through every phase of life. Its comprehensive portfolio of more than 400 products includes contact lenses, lens care products, eye care products, ophthalmic

5 The guidance in this news release is only effective as of the date given, June 8, 2022, and will not be updated or affirmed unless and until the Company publicly announces updated or affirmed guidance. Distribution or reference of this news release following June 8, 2022 does not constitute the Company reaffirming guidance. See the “Forward-looking Statements” section for further information.

6 Base performance guidance reflects 2021 performance pro forma for additional dis-synergy costs and excluding foreign exchange.

pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with more than 12,000 employees and a presence in nearly 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario with corporate offices in Bridgewater, New Jersey. For more information, visit www.bausch.com and connect with us on Twitter, LinkedIn, Facebook and Instagram.

Forward-looking Statements

This news release contains forward-looking information and statements within the meaning of applicable securities laws (collectively, “forward-looking statements”), which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. Forward-looking statements include statements regarding Bausch + Lomb’s future prospects and performance, including the Company’s 2022 full-year guidance, the anticipated spin off of Bausch + Lomb from BHC and the timing thereof, details of the Company’s product pipeline and expectations on factors which may or may not impact cash flow from operations in future quarters. These forward-looking statements, including the Company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (the “CSA”) (including the Company’s final prospectus as filed with the SEC on May 5, 2022 pursuant to Rule 424(b)(4) under the Securities Act of 1933 relating to the Company’s Registration Statement on Form S-1 and the Company’s supplemented PREP prospectus as filed with the CSA on May 5, 2022), which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties relating to the proposed plan to separate Bausch + Lomb from BHC, including the expected benefits and costs of the separation transaction, the expected timing of completion of the separation transaction and its terms (including the expectation that the separation transaction will be completed following the expiry of customary lock-ups related to the Bausch + Lomb IPO and achievement of targeted net leverage ratios, subject to receipt of applicable shareholder and other necessary approvals), the ability to complete the separation transaction considering the various conditions to the completion of the separation transaction (some of which are outside the Company’s and BHC’s control, including conditions related to regulatory matters and applicable shareholder and other approvals), the impact of any potential sales of the Company’s common shares by BHC subject to expiry of lock-ups, that market or other conditions are no longer favorable to completing the transaction, that applicable shareholder, stock exchange, regulatory or other approval is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the separation transaction, diversion of management time on separation transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the separation transaction, the qualification of the separation transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from the Canada Revenue Agency and/or the Internal Revenue Service will be sought or obtained), the ability of the Company and BHC to satisfy the conditions required to maintain the tax-free status of the separation transaction (some of which are beyond their control), other potential tax or other liabilities that may arise as a result of the separation transaction, the potential dis-synergy costs resulting from the separation transaction, the impact of the separation transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets the Company is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting the Company’s business. In particular, the Company can offer no assurance that any separation transaction will occur at all, or that any separation transaction will occur on the terms and timelines anticipated by the Company and BHC. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, the fear of that pandemic, the emergence of variant and subvariant strains of COVID-19 (including the Delta and Omicron variants), the availability and effectiveness of vaccines for COVID-19 (including current or future variants and subvariants), COVID-19 vaccine immunization rates and the potential effects of that pandemic, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease). In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, assumptions regarding our 2022 full-year guidance with respect to expectations regarding base performance growth and organic growth, currency impact, run-rate dis-synergies and inflation, expectations regarding adjusted gross margin (non-GAAP), adjusted SG&A expense (non-GAAP) and the Company’s ability to continue to manage such expense in the manner anticipated and the anticipated timing and extent of the Company’s R&D expense; and the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. Management has also made certain assumptions in assessing the anticipated impacts of the COVID-19 pandemic on the Company and its results of operations and financial conditions, including: that there will be no material restrictions on access to health care products and services resulting from a possible resurgence of the virus and variant and subvariant strains thereof on a global basis in 2022; there will be increased availability and use of effective vaccines; that the strict social restrictions in the first half of 2020 will not be materially re-enacted in the event of a material resurgence of the virus and variant and subvariant strains thereof; that there will be an ongoing, gradual global recovery as the macroeconomic and health care impacts of the COVID-19 pandemic diminish over time; that the largest impact to the Company’s businesses were seen in the second quarter of 2020; that, to the extent not already achieved, our revenues will likely return to pre-pandemic levels during 2022, but that rates of recovery will vary by geography and business unit, with some regions and business units expected to lag in recovery possibly beyond 2022; and no major interruptions in the Company’s supply chain and distribution channels. If any of these assumptions regarding the impacts of the COVID-19 pandemic are incorrect, our actual results could differ materially from those described in these forward-looking statements.

Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures and non-GAAP ratios, including: (i) EBITDA, (ii) Adjusted EBITDA, (iii) Adjusted Net Income, (iv) organic growth/change, (v) organic revenue, (vi) constant currency and (vii) Adjusted EPS. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the Company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the Company. In addition, these non-GAAP measures and ratios address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.

However, these measures and ratios are not prepared in accordance with GAAP nor do they have any standardized meaning under GAAP. In addition, other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to such similarly titled non-GAAP financial measures and ratios used by other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below.

Specific Non-GAAP Measures

EBITDA and Adjusted EBITDA

EBITDA (non-GAAP) is Net income attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

EBITDA (non-GAAP) is Net income attributable to Bausch + Lomb (its most directly comparable U.S. GAAP financial measure) adjusted for interest income, income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the following items:

•	Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets from measuring the performance of the Company and its business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•	Restructuring and integration costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•	Acquisition-related costs and adjustments excluding amortization of intangible assets: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration.

•	Share-based compensation: The Company excludes the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. There were no adjustments for Acquisition-related costs and adjustments excluding amortization of intangible assets for any of the periods presented.

•	Separation costs and separation-related costs: The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the Bausch + Lomb business from the remainder of BHC and (ii) register the Bausch + Lomb business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new board of directors and audit committee. Separation-related costs are incremental costs indirectly related to the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•	Other Non-GAAP adjustments: The Company also excludes certain other amounts, including IT infrastructure investment, litigation and other matters, gain/(loss) on sales of assets and certain other amounts that are the result of other, non-comparable events to measure operating performance if and when present in the periods presented. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not routine operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not routine operating expenses. The Company has also excluded certain other costs, including settlement costs associated with the conversion of a portion of the Company’s defined benefit plan in Ireland to a defined contribution plan. The Company excluded these costs as this event is outside of the ordinary course of continuing operations and is infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Adjusted Net Income (non-GAAP)

Adjusted net income (non-GAAP) is net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable GAAP financial measure) adjusted for asset impairments, restructuring and integration costs, acquisition-related contingent consideration, acquired in-process research and development costs, separation costs and separation-related costs and other non-GAAP adjustments, as these adjustments are described above and further adjusted for amortization of intangible assets, as described below:

•	Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes the amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Adjusted net income (non-GAAP) excludes the impact of these certain items that may obscure trends in the Company’s underlying performance. Management uses Adjusted net income (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. Management believes that this measure is also useful to investors as such measure allows investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, the Company believes that Adjusted net income (non-GAAP) is useful to investors in their assessment of the Company’s operating performance and the valuation of the Company. It is also noted that, in recent periods, our GAAP net income (loss) was significantly lower than our Adjusted net income (non-GAAP).

Organic Growth/Change and Organic Revenue

Organic growth/change, a non-GAAP ratio, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations (if applicable). Organic growth/change is a change in GAAP Revenue (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below, of businesses that have been owned for one or more years. Similarly, organic revenue, a non-GAAP measure, is GAAP revenue (its most directly comparable GAAP financial measure) adjusted for these same items. Organic revenue growth/change is impacted by changes in product volumes and price. The price component is made up of two key drivers: (i) changes in product gross selling price and (ii) changes in sales deductions. The Company uses organic growth/change and organic revenue to assess the performance of its reportable segments, and the Company in total, without the impact of foreign currency exchange fluctuations and recent acquisitions, divestitures and product discontinuations. The Company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison.

Organic growth/change and organic revenue reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates on revenues and (ii) the revenues associated with acquisitions, divestitures and discontinuations of businesses divested and/or discontinued. These adjustments are determined as follows:

•	Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the business. The impact of changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.

•	Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenue (non-GAAP) growth/change on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and assets owned during both periods. Accordingly, organic revenue and organic growth/change exclude from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue and organic growth/change exclude from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

Constant Currency

Changes in the relative values of non-U.S. currencies to the U.S. dollar may affect the Company’s financial results and financial position. To assist investors in evaluating the Company’s performance, we have adjusted for foreign currency effects. Constant currency impact is determined by comparing 2022 reported amounts adjusted to exclude currency impact, calculated using 2021 monthly average exchange rates, to the actual 2021 reported amounts.

Adjusted EPS (non-GAAP)

Adjusted earnings per share or Adjusted EPS (non-GAAP) is calculated as Diluted income per share attributable to Bausch + Lomb Corporation (“GAAP EPS”) (its most directly comparable GAAP financial measure), adjusted for the per diluted share impact of each adjustment made to reconcile Net income to Adjusted net income (non-GAAP) as discussed above. Like Adjusted net income (non-GAAP), Adjusted EPS (non-GAAP) excludes the impact of certain items that may obscure trends in the Company’s underlying performance on a per share basis. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s results and trends for the periods presented on a diluted share basis. Accordingly, the Company believes that Adjusted EPS (non-GAAP) is useful to investors in their assessment of the Company’s operating performance, the valuation of the Company and an investor’s return on investment. It is also noted that, for the periods presented, our GAAP EPS was significantly lower than our Adjusted EPS (non-GAAP).

© 2022 Bausch & Lomb Incorporated or its affiliates.

FINANCIAL TABLES FOLLOW

Bausch + Lomb Corporation	Table 1
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2022 and 2021
(unaudited)
	Three Months Ended
	March 31
(in millions, except per share amounts)	2022	2021
Revenues
Product sales	$883	$874
Other revenues	6	7
	889	881
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	346	331
Cost of other revenues	2	2
Selling, general and administrative	343	318
Research and development	77	67
Amortization of intangible assets	65	76
Other expense, net	2	2
	835	796
Operating income	54	85
Interest expense	(20)	—
Foreign exchange and other	(5)	(8)
Income before provision for income taxes	29	77
Provision for income taxes	(6)	(47)
Net income	23	30
Net income attributable to noncontrolling interest	(3)	(3)
Net income attributable to Bausch + Lomb Corporation	$20	$27

Basic and diluted income per share attributable to Bausch + Lomb Corporation	$0.06	$0.08

Basic and diluted weighted-average common shares	350	350

Bausch + Lomb Corporation	Table 2
Reconciliation of GAAP Net Income and GAAP Earnings Per Share to Adjusted Net Income (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)
For the Three Months Ended March 31, 2022 and 2021
(unaudited)
	Three Months Ended March 31,
	2022		2021
(in millions, except per share amounts)	Income (Expense)	Earnings per Share Impact (b)	Income (Expense)	Earnings per Share Impact (b)
Net income and Earnings per share attributable to Bausch + Lomb Corporation	$20	$0.06	$27	$0.08
Non-GAAP adjustments: (a)
Amortization of intangible assets	65	0.19	76	0.22
Asset impairments	—	—	1	—
Restructuring and integration costs	2	—	1	—
IT infrastructure investment	1	—	2	0.01
Separation costs and separation-related costs	4	0.01	—	—
Other	6	0.02	—	—
Tax effect of non-GAAP adjustments	(13)	(0.04)	(14)	(0.04)
Total non-GAAP adjustments	65	0.18	66	0.19
Adjusted net income (non-GAAP) and Adjusted earnings per share (non-GAAP)	$85	$0.24	$93	$0.27

(a)	The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.

(b)	On April 28, 2022, Bausch + Lomb effected a share consolidation as a result of which it had 350,000,000 issued and outstanding common shares. These common shares are treated as issued and outstanding at January 1, 2021 for purposes of calculating Basic and diluted income per share attributable to Bausch + Lomb Corporation.

Bausch + Lomb Corporation	Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months Ended March 31, 2022 and 2021
(unaudited)
	Three Months Ended
	March 31
(in millions)	2022	2021
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$343	$318
Separation and separation-related costs (a)	(4)	—
IT infrastructure investment (b)	(1)	(2)
Adjusted selling, general and administrative (non-GAAP)	$338	$316
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$65	$76
Amortization of intangible assets (c)	(65)	(76)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—
Other expense, net reconciliation:
GAAP Other expense, net	$2	$2
Restructuring and integration costs (d)	(2)	(1)
Asset impairments (e)	—	(1)
Adjusted other expense, net (non-GAAP)	$—	$—
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$(5)	$(8)
Other (f)	6	—
Adjusted foreign exchange and other (non-GAAP)	$1	$(8)
Provision for income taxes reconciliation:
GAAP Provision for income taxes	$(6)	$(47)
Tax effect of non-GAAP adjustments (g)	(13)	(14)
Adjusted provision for income taxes (non-GAAP)	$(19)	$(61)

(a)	Represents the sole components of the non-GAAP adjustment of “Separation and separation-related costs” (see Table 2).

(b)	Represents the sole component of the non-GAAP adjustment of “IT infrastructure investment” (see Table 2).

(c)	Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).

(d)	Represents the sole component of the non-GAAP adjustment of “Restructuring and integration costs” (see Table 2).

(e)	Represents the sole component of the non-GAAP adjustment of “Asset impairments” (see Table 2).

(f)	Represents the sole components of the non-GAAP adjustment of “Other” (see Table 2).

(g)	Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).

Bausch + Lomb Corporation	Table 2b
Reconciliation of GAAP Net Income to Adjusted EBITDA (non-GAAP)
For the Three Months Ended March 31, 2022 and 2021
(unaudited)

	Three Months Ended
	March 31
(in millions)	2022	2021
Net income attributable to Bausch + Lomb Corporation	$20	$27
Interest expense	20	—
Provision for income taxes	6	47
Depreciation and amortization of intangible assets	95	106
EBITDA	141	180
Adjustments:
Share-based compensation	16	14
Restructuring and integration costs	2	1
Separation and Separation-related costs	4	—
Asset impairments	—	1
Other non-GAAP adjustments:
IT infrastructure investment	1	2
Other	6	—
Adjusted EBITDA (non-GAAP)	$170	$198

Bausch + Lomb Corporation	Table 3
Organic Revenue (non-GAAP) and Organic Revenue Growth (non-GAAP) - by Segment
For the Three Months Ended March 31, 2022 and 2021

(unaudited)

	Calculation of Organic Revenue for the Three Months Ended

	March 31, 2022			March 31, 2021			Change in Revenue as Reported		Change in Organic Revenue
(in millions)	Revenue as Reported	Changes in Exchange Rates (a)	Organic Revenue (Non- GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non- GAAP) (b)	Amount	Pct.	Amount	Pct.

Vision Care	$560	$19	$579	$556	$—	$556	$4	1%	$23	4%
Surgical	174	6	180	162	(3)	159	12	7%	21	13%
Ophthalmic Pharmaceuticals	155	4	159	163	—	163	(8)	(5)%	(4)	(3)%
Total revenues	$889	$29	$918	$881	$(3)	$878	$8	1%	$40	5%

(a)	The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.

(b)	To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the three months ended March 31, 2022 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release). Organic revenue (non-GAAP) for the three months ended March 31, 2021 is calculated as revenue as reported less revenues attributable to divestitures and discontinuations during the twelve months prior to the day of divestiture or discontinuation, as there are no revenues from those businesses and assets included in the comparable current period. Organic revenue (non-GAAP) is also adjusted for acquisitions, however, during the three months ended March 31, 2022 and 2021, there were no acquisitions.